Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.) of our report dated January 23, 2024, relating to the financial statements of Cartesian Therapeutics, Inc., appearing in Cartesian Therapeutics, Inc.’s (formerly known as Selecta Biosciences, Inc.) Current Report on Form 8-K/A filed January 23, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Potomac, Maryland

December 13, 2024